EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Interpublic Exercises Option to Redeem 10.00% Senior Notes Due 2017

New York, NY - June 14, 2013 - The Interpublic Group of Companies, Inc. (NYSE: IPG) today announced that it is exercising its option to redeem all of its 10.00% Senior Notes due 2017 (the “Notes”) (CUSIP Number 460690BF6), of which an aggregate principal amount of $600.0 million is outstanding. The redemption date will be July 15, 2013. As had been announced previously, IPG plans to apply a portion of the proceeds of its debt issued in November 2012 towards the redemption price.

The redemption price will be equal to 105% of the principal amount of the Notes. Interest will cease to accrue on and after the redemption date.

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About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include Draftfcb, FutureBrand, GolinHarris International, Huge, Initiative, Jack Morton Worldwide, Lowe and Partners, MAGNA GLOBAL, McCann, Momentum, MRM, Octagon, R/GA, UM and Weber Shandwick. Leading domestic brands include Campbell Ewald; Campbell Mithun; Carmichael Lynch; Deutsch; Gotham Inc.; Hill Holliday; ID Media; Mullen and The Martin Agency. For more information, please visit www.interpublic.com.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax